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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements of Sterling Software, Inc. on Form S-3 (No. 33-2644, No. 33-13490, No. 33-32699, No. 33-35433, No. 33-48553, No. 33-55954, No. 33-57428, No. 33-71706, No. 33-
53831, No. 33-53837 and No. 33-54961), and on Form S-8 (No. 33-65402, No. 33-
69926, No. 33-47131, No. 33-13532, No. 33-8828, No. 2-95216, No. 2-95215 and No.
33-53833), and in the related Prospectuses, of our report, which included an explanatory paragraph about KnowledgeWare, Inc.'s ability to continue as a going concern, dated August 31, 1994, on our audits of the consolidated financial statements of KnowledgeWare, Inc. and Subsidiaries as of June 30, 1994 and 1993, and for each of the three years in the period ended June 30, 1994, included in this Current Report on Form 8-K.


Atlanta, Georgia                            /s/ Coopers & Lybrand L.L.P.
November 3, 1994